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                                                              DRAFT OF 01/30/97

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                              IMC MORTGAGE COMPANY

                                       AND

                        AMERICAN MORTGAGE REDUCTION, INC.

                                       AND

                               THE SHAREHOLDERS OF
                        AMERICAN MORTGAGE REDUCTION, INC.







                                JANUARY 31, 1997





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                                TABLE OF CONTENTS

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

                                    ARTICLE 2

                           PURCHASE AND SALE OF ASSETS

                                    ARTICLE 3

                            PURCHASE PRICE - PAYMENT

                                    ARTICLE 4

            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                                    ARTICLE 6

                                    COVENANTS

                                    ARTICLE 7

                                FURTHER COVENANTS

                                    ARTICLE 8

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS





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                                    ARTICLE 9

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

                                   ARTICLE 10

                                     CLOSING

                                   ARTICLE 11

                                   TERMINATION

                                   ARTICLE 12

                                 INDEMNIFICATION

                                   ARTICLE 13

                             POST-CLOSING COVENANTS

                                   ARTICLE 14

                                   AMENDMENTS

                                   ARTICLE 15

                                  MISCELLANEOUS





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                                                               DRAFT OF 02/06/97

                            ASSET PURCHASE AGREEMENT

        ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of January 31, 1997, is made by and between IMC MORTGAGE COMPANY, a Florida corporation
("Buyer"), and AMERICAN MORTGAGE REDUCTION, INC., a Maryland corporation ("Seller") and HARRY KOROTKI and MARC HEYMAN (the "Shareholders").

                               FACTUAL BACKGROUND

        A. Seller is engaged in the mortgage banking and brokerage business (the "Business").

        B. Buyer desires to purchase all of the Business and substantially all of the assets of Seller (the "Acquisition").

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, and intending to be legally bound, the parties hereto do hereby agree as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

        For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and (ii) all accounting terms not otherwise defined herein have the meanings assigned under GAAP.

        Acquisition -- As defined in the Introduction.

        Affiliate -- With respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "control" (including with correlative meaning, the terms "controlled by" and "under common control with,") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

        Affiliated  Group -- Any  affiliated  group  within the  meaning of Code
Section 1504 or any similar group defined under a similar provision of state, local or foreign law, including any consolidated, unitary or combined group of companies.

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                                                               DRAFT OF 02/06/97

        Agency -- FHA, VA, GNMA, FNMA, FHLMC or a State Agency, as applicable.

        Agreement -- As defined in the Introduction.

        AMR Division -- As defined in Section 3.3

        Audited Financial Statements -- As defined in Section 4.7.

        Balance Sheet -- The statement of financial condition forming a part of the Interim Financial Statements.

        Base Calculation Period -- The twelve (12) month period ending December 31, 1996.

        Base Payment Adjustment -- The Base Payment plus any increase in or less any decrease in Tangible Net Worth from 12/31/96 through 1/31/97.

        Business -- As defined in the Introduction, and includes Seller's Conforming Business and Non-Conforming Business.

        Business Days -- Any day on which the New York Stock Exchange is open for trading.

        Business Pipeline -- The sum of all Conforming Mortgage Loans and Non-Conforming Mortgage Loans of Seller in the process of being closed by Seller for which credit approval has already been obtained which have arisen in the ordinary course of Seller's business, consistent with . Seller's past practices, as shown on Seller's regularly prepared reports.

        Buyer -- As defined in the Introduction.

        Closing -- The closing with respect to the Acquisition as defined in preamble to Article 10.

        Closing Balance Sheet -- The balance sheet of Seller as of December 31, 1996.

        Closing Date -- The date and time of Closing as defined in the preamble to Article 10.

        Code -- The Internal Revenue Code of 1986, as amended.

        Conforming Business -- The Conforming Mortgage Loan origination and brokerage business conducted by Seller.

        Conforming Mortgage Loan -- A Mortgage Loan which is an FHA Loan, a VA Loan or a loan eligible to be sold to FNMA or FHLMC.

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                                                               DRAFT OF 02/06/97

        Conventional Loan -- Any Mortgage Loan which (a) is a first lien on a "single family" residence, (b) is neither insured by FHA nor guaranteed by VA,
(c) has a loan-to-value ratio of 95% or less at the time of origination, (d) matures in 30 years or less, (e) bears a market yield at the time of origination, and (f) satisfies all requirements for sale to FNMA and FHLMC.

        Direct Originations -- Mortgage Loans closed in the name of Seller (or the AMR Division post-closing) or "table funded" by Seller or brokered by Seller (or the AMR Division post-closing)

        Effective Time -- February 1, 1997 at 12:01 a.m.

        Employment Agreements -- As defined in Section 6.3.

        Encumbrance -- Any lien, pledge, security interest, claim, charge, easement, limitation, commitment, restriction or encumbrance of any kind or nature whatsoever.

        ERISA -- As defined in Section 4.13(b).

        Environmental Claim -- Civil, criminal, administrative action, claim or other proceeding relating to Environmental Laws.

        Environmental Laws -- As defined in Section 4.15.

        Excluded Assets -- As defined in Section 2.2.

        Executives -- Harry Korotki and Marc Heyman.

        FHA -- Federal Housing Administration.

        FHA Loans -- Mortgage Loans which satisfy all applicable rules and requirements to be insured by FHA and which are insured by FHA.

        FHLMC -- Federal Home Loan Mortgage Corporation.

        Financial Statements -- As defined in Section 4.7.

        FNMA -- Federal National Mortgage Association.

        GAAP - - Generally accepted accounting principles as used in the United States of America.

        GNMA -- Government National Mortgage Association.

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                                                               DRAFT OF 02/06/97

        GNMA Securities -- GNMA mortgage-backed certificates.

        HUD -- United States Department of Housing and Urban Development.

        Independent Accounting Firm -- Any "Big Six" accounting firm or its successor.

        Inquiry -- As defined in Section 4.29.

        Interim Financial Statements -- As defined in Section 4.7.

        Investor -- Any Person who owns or holds Mortgage Loans, or servicing rights to Mortgage Loans, pursuant to Mortgage Servicing Agreements or who is a party to an Investor Commitment.

        Investor Commitment -- The commitment of a Person to purchase a Mortgage Loan.

        Investor Programs -- Mortgage participation, whole-loan sales, pooling and servicing programs.

        IRS -- Internal Revenue Service.

        Liability -- As defined in Section 2.3(a).

        Licenses -- As defined in Section 4.18.

        Loan Property -- Any property in which Seller holds a mortgage lien or security interest.

        Loss -- Any claim, liability, loss, cost, clean up cost or reimbursement, damage, penalty, fine, obligation, deficiency or expense of any kind whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees, and disbursements including but not limited to court costs and reasonable costs of investigation incurred in defending against or settling any such claim, liability, loss, cost, damage or expense, or any amounts paid in connection with the investigation, defense or settlement thereof, whether or not arising out of third party claims and including costs and expenses incurred on appeal or in connection with any bankruptcy or insolvency proceeding).

        Material Adverse Effect -- Material Adverse effect on the business, condition (financial or otherwise), results of operations, properties, assets or prospects of a Person with an economic effect of $50,000 or more.

        Mortgage Loan -- Any closed mortgage loan (exclusive of Warehouse Loans) whether or not such mortgage is included in a securitized portfolio, as evidenced by notes or other evidences of indebtedness duly secured by mortgages or deeds of trust.

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                                                               DRAFT OF 02/06/97

        Non-Conforming Business -- The Non-Conforming Mortgage Loan origination and brokerage business conducted by Seller.

        Non-Conforming Mortgage Loan -- A Mortgage Loan which does not satisfy the requirements for being an FHA Loan, VA Loan or Conventional Loan.

        Operating Property -- As defined in Section 4.15.

        Person -- Any individual,  corporation, company, partnership (limited or
general),  joint  venture,   association,   trust  or  other  entity,  including
governmental and quasi-governmental bodies.

        Plans -- As defined in Section 4.13(a).

        Pooling -- Aggregation of two or more Mortgage Loans that have been pledged or granted to secure mortgage-backed securities or participation certificates.

        Purchased Assets -- As defined in Section 2.1.

        Purchase Price -- As defined in Section 3.1.

        Regulations -- (i) Federal, state and local laws, rules and regulations,
(ii) the responsibilities and obligations set forth in any agreement between Seller and an Investor or private mortgage insurer and (iii) the laws, rules, regulations, guidelines, handbooks and other requirements of an Investor, Agency, private mortgage insurer, Public Housing Programs or Investor Programs, with respect to the origination, insuring, purchase, sale, or filing of claims in connection with a Mortgage Loan.

        Schedule -- The disclosure schedules delivered by Sellers to Buyer in connection with the Acquisition.

        Seller(s) -- As defined in the Introduction.

        Servicing Released Loans -- As defined in Section 4.22.

        Single Employer Plan -- Any employee pension benefit plan (as that term is defined in Section 3(2) of ERISA) maintained or contributed to by any entity which would be deemed a "single employer" with Seller under Section 4001 of ERISA.

        State Agency -- Any state agency with authority to regulate the business of Seller, determine the investment requirements with regard to loans originated or purchased by Seller, or originate or purchase mortgage loans, or otherwise participate in or promote mortgage lending.

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                                                               DRAFT OF 02/06/97

        Subsidiary -- A company is a Subsidiary of another company if 50% or more of its outstanding voting securities is owned by such other company.

        Tangible Net Worth -- As set forth on Schedule 2.1(a)(i)(B).

        Tax Affiliate -- A Person is a Tax Affiliate of another Person if they are both members of the same Affiliated Group.

        Taxes -- As defined in Section 4.12(d).

        Tax Return -- As defined in Section 4.12(e).

        VA -- Veterans Administration.

        VA Loans -- Mortgage Loans which satisfy all applicable rules and regulations to be guaranteed by VA and which are guaranteed by VA.

        Warehouse Loans -- Mortgage Loans held by Seller for sale and pledged to secure borrowings by Seller.

                                    ARTICLE 2

                           PURCHASE AND SALE OF ASSETS

        2.1    Assets to be Transferred

        Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) Seller shall sell, transfer, convey, assign and deliver to Buyer (or upon Buyer's request, to one or more wholly-owned subsidiaries of Buyer as designated by Buyer), and Buyer shall purchase and accept all of the business, rights, claims and assets (of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise, and wherever situated) of Seller, as determined on the Closing Date, together with all rights and privileges associated with such assets and with the business of Seller, other than the Excluded Assets (as hereinafter defined) (collectively, the "Purchased Assets"). The Purchased Assets shall include, but not be limited to, the following:

               (a) Leased Real Property. All of the leases of real property with respect to real property leased by Seller, including the leases (the "Real Property Leases") described in Schedule 2.1(a) with respect to the real property described thereon (the "Leased Real Property").

               (b) Personal Property. All machinery, equipment, tools, supplies, spare parts, furniture and all other personal property (other than personal property leased pursuant to Personal

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                                                               DRAFT OF 02/06/97

Property Leases as hereinafter defined) owned, utilized or held for use by Seller on the Closing Date, including, without limitation, the personal property described on Schedule 2.1(b).

               (c) Mortgage Loan Inventory. All of Seller's Mortgage Loans and Warehouse Loans described in Schedule 2.1(c).

               (d)  Personal  Property  Leases.   All  of  Seller's  rights  and
interests as lessee under all leases of machinery, equipment, vehicles, furniture and other personal property leased by Seller, including all such leases (the "Personal Property Leases") described in Schedule 2.1(d).

               (e) Trade Rights. All of Seller's interest in any Trade Rights. As used herein, the term "Trade Rights" shall mean and include all intellectual property including, without limitation: (i) all trademark rights, business identifiers, trade dress, service marks, trade names, and brand names, all registrations thereof and applications therefor and all goodwill associated with the foregoing, including all trade names used in or associated with the Business; (ii) all copyrights, copyright registrations and copyright applications, and all other rights associated with the foregoing and the underlying works of ownership; (iii) all patents and patent applications and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; and (vi) all claims for infringement or breach of any of the foregoing.

               (f) Contracts. All of Seller's rights in, to and under all contracts, Mortgage Commitments, Investor Commitments, Investor Programs and pending mortgage applications (hereinafter "Contracts") of Seller. To the extent that any Contract for which assignment to Buyer is provided herein is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof.

               (g) Computer Software. All computer source codes, programs and other software of Seller, including all machine readable code, printed listings of code, documentation and related property and information of Seller.

               (h) Literature. All sales literature, promotional literature, catalogs and similar materials of Seller.

               (i) Records and Files.  All records,  files,  invoices,  customer lists, blueprints, specifications, designs, drawings, accounting records, business records, operating data and other data of Seller, provided that Buyer shall maintain such records for six years and Seller shall have reasonable access, and the right to copy, such records for tax and other bona fide purposes.

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                                                               DRAFT OF 02/06/97

               (j) Notes and Accounts Receivable. All notes, drafts and accounts receivable of Seller relating to the Mortgage Loans and Warehouse Loans, including, without limitation, those described in Section 2.1(j) of the Schedule.

               (k) Licenses; Permits. All licenses, permits and approvals of Seller, to the extent transferable, including, without limitation, the licenses set forth on Schedule 2.1(k).

               (l) Corporate Name. The name "American Mortgage Reduction" and the name "All Credit Funding" and all rights to use or allow others to use each such name and the related goodwill.

               (m) General Intangibles. All prepaid items, all causes of action arising out of occurrences before or after the Closing, and other intangible rights and assets.

               (n) Trade Secrets. All know-how, research data, business methods and trade secrets.

               (o) Prepaids. All prepaid expenses and rent and lease deposits on
Schedule 2.1(o).

        2.2    Excluded Assets

        The Excluded Assets are as listed on Schedule 2.2. All Mortgage Loans that have closed but have not funded by the Effective Time are Excluded Assets. All loans that close on or after the Effective Time are the property of the Buyer.

        2.3    Assumption of Liabilities

               (a) Liabilities to be Assumed. As used in this Agreement, the term "Liability" shall mean and include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured. Subject to the terms and conditions of this Agreement on the Closing Date, Buyer shall assume and agree to perform and discharge the following, and only the following Liabilities of Seller (collectively the "Assumed Liabilities"):

                      (i) The accounts payable and accrued liabilities relating to Buyer's operation of the Purchased Assets which are listed on
        Schedule 2.1(a)(i)(A) provided however, that in no event shall such Liabilities, when added to all other Liabilities of Seller, exceed Tangible Net Worth as of the Effective Time. A sample of the calculation of Tangible Net as of 12/31/96 is as set forth on Schedule 2.1(a)(i)(B).

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                                                               DRAFT OF 02/06/97

                      (ii) Seller's Liabilities arising under and pursuant to the contracts listed in Schedule 2.1(a) and Schedule 2.1(d). The Contracts described in subsection 2.3(a)(ii) above are hereinafter collectively described as the "Assumed Contracts."

                      (iii) Liability in respect of Maryland's Bulk Sale Tax (the "Transfer Tax").

               (b) Liabilities Not to be Assumed. Except as and to the extent specifically set forth in Section 2.3(a), Buyer is not assuming any Liabilities of Seller and all such Liabilities shall be and remain the responsibility of Seller. Notwithstanding the provisions of Section 2.3(a), Buyer is not agreeing to perform and discharge and Seller shall not be deemed to have transferred to Buyer the following Liabilities of Seller (which list of specific liabilities shall not be deemed to suggest that liabilities not listed are being assumed):

                      (i) Certain Contracts. The Liabilities of Seller under and pursuant to any contracts with Investors for refunds or guarantees related to Mortgage Loans, including prepayment refund obligations and refunds to Investors upon default by borrower or prepayment.

                      (ii) Taxes Arising from Transaction. Any taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets to Buyer and the other transactions contemplated by this Agreement, including but not limited to any income, transfer, sales, use, gross receipts or documentary stamp taxes (other than the Transfer
        Tax).

                      (iii) Income and Franchise Taxes. Any Liability of Seller for Federal income taxes and any state or local income, profit or franchise taxes (and any penalties or interest due on account therefor).

                      (iv) Insured Claims. Any Liability of Seller insured against, to the extent such Liability is or will be paid by an insurer.

                      (v) Litigation Matters. Any Liability with respect to any action, suit, proceeding, arbitration, investigation or inquiry, whether civil, criminal or administrative ("Litigation"), whether or not described in Schedule 4.10.

                      (vi) Infringements. Any Liability to a third party for infringement of such third party's Trade Rights.

                      (vii) Transaction  Expenses.  All Liabilities  incurred by
        Seller  in  connection   with  this   Agreement  and  the   transactions
        contemplated therein.

                      (viii) Liability for Breach. Liabilities of Seller for any breach or failure to perform any of Seller's covenants and agreements contained in, or made pursuant to, this

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                                                               DRAFT OF 02/06/97

        Agreement, or, prior to the Closing, any other contract, whether or not assumed hereunder, including breach arising from assignment of contracts hereunder without consent of third parties.

                      (ix) Liabilities of Affiliates. Liabilities of Seller to its present or former Affiliates.

                      (x) Pre-Closing Operating Expenses. Seller's operating expenses (including, without limitation, payroll, rent and utilities) incurred before, or relating to the period prior to, the Closing Date.

                      (xi) Excluded Assets. Any Liabilities of Seller relating to the Excluded Assets.

                                    ARTICLE 3

                                 PURCHASE PRICE

        3.1    Purchase Price

        The purchase price (the "Purchase Price") for the Purchased Assets shall be equal to the sum of: (i) the "Base Payment" to be made at the "Initial Closing" and (ii) the "Contingent Payment" to be made at the "Final Closing". The Base Payment will be 7 times the Seller's Adjusted After-Tax Net Income (Calculated as though the Seller were a "C" Corporation) for calender year 1996. (For example, Seller's view of the calculation as of 12/31/96 is as set forth on Schedule 3.1). All calculations will be made in accordance with generally accepted accounting principles consistently applied ("GAAP").

               (a) Adjusted After-Tax Net Income. Adjusted After-Tax Net Income shall be after tax net earnings, subject to the following adjustments:

                      (i) an imputed expense shall be added in an amount equal to the amount, if any, by which (x) the estimated average annual retirement expense that should be reflected on Seller's financial statements in accordance with GAAP, exceeds (y) the retirement expense actually reflected on Seller's financial statements.

                      (ii) Income from extraordinary events and from sources outside the mortgage banking and brokerage business shall be excluded;

                      (iii) Aggregate salaries, bonus compensation and other fees paid to the Executives in excess of three hundred thousand dollars ($300,000), shall be included as income;

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                                                               DRAFT OF 02/06/97

                      (iv) Any ordinary income or capital gains from investment assets shall be excluded;

                      (v) Any income arising from any other Excluded Assets shall be excluded; and

        3.2    Payment of Base Payment

        The Base Payment shall be paid by Buyer to Seller as follows:

               (a) Assumption of Liabilities. At the Initial Closing, Buyer shall assume the Assumed Liabilities.

               (b) Base Payment. At the Initial Closing, Buyer shall deliver by wire transfer in immediately available funds an amount equal to the amount of the Adjusted Estimated Base Payment. The Adjusted Estimated Base Payment shall equal the Estimated Base Payment less a 15% holdback (the "Holdback").

               (c) Determination of Estimated Base Payment. For the purposes of determining the Estimated Base Payment, Seller, not less than 5 days before Closing, shall prepare and submit to Buyer estimated financial statements as of December 31, 1996, including estimated Profit and Loss Statement for the Base Calculation Period, list of Estimated Assumed Liabilities and Estimated Calculation of Base Purchase price, which shall represent the present reasonable estimate of Seller's financial performance for the Base Calculation Period, Mortgage Production for the Base Calculation Period and Seller's reasonable estimate of the Purchase Price. In the event Seller and Buyer cannot agree on the foregoing estimated financial statements and schedule, the Estimated Base Payment for the Initial Closing shall be the average of the amount determined by Seller and the amount determined by Buyer.

               (d)    Final Determination of Base Payment.

                      (i) Within 45 days after the Closing  Date,  Seller  shall deliver to Buyer a balance sheet and profit and loss statement of Seller as of December 31, 1996, and as of January 31, 1997, prepared from the books and record of Seller, on a basis consistent with the GAAP theretofore followed by Seller in accordance with this Section 3.2, and fairly presenting the financial position of Seller as of December 31, 1996, and as of January 31, 1997, and Seller's financial performance for the Base Calculation Period and for the period from 1/1/97 through 1/31/97 (the "Stock Period"). The balance sheet shall be accompanied by detailed schedules of the Purchased Assets and Assumed Liabilities, Tangible Net Worth and Seller's Business Pipeline and by a report of Seller's Accountants (1) setting forth the amount of the Base Payment Amount (as defined above) reflected in the financial statements, (2)

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                                                               DRAFT OF 02/06/97

               stating that (a) the examination of the balance sheet and financial statements has been made in accordance with generally accepted auditing standards and (b) the balance sheets and financial statements has been prepared in accordance with generally accepted accounting principles, on a basis consistent with the accounting principles theretofore followed by Seller, and (3) setting forth such accountants determination of the Base Payment and the Base Payment Adjustment. Sellers shall also certify to Buyer that the financial statements and schedules are accurate and correct and prepared in accordance with GAAP.

                      (ii) Within 30 days following the delivery of the financial statements and schedules, Buyer or its independent accountants ("Buyer's Accountants") may object to any of the information contained in said financial statements or accompanying schedules which could affect the necessity or amount of any payment by Buyer pursuant to Section 3.2 hereof. Any such objection shall be made in writing and shall state Buyer's determination of the amount of the Base Payment and the Base Payment Adjustment.

                      (iii) In the event of a dispute or  disagreement  relating to the financial statements or schedules which Buyer and Seller are unable to resolve, either party may elect to have all such disputes or disagreements resolved by an Independent Accounting Firm (the "Third Accounting Firm") to be mutually selected by Seller and Buyer or, if no agreement is reached, by Seller's Accountants and Buyer's Accountants. The Third Accounting Firm shall make a resolution of the financial statements of Seller as of 12/31/96 and as of 1/31/97 and the calculation of the Base Payment and the Base Payment Adjustment, which shall be final and binding for purposes of this Article 3. The Third Accounting Firm shall be instructed to use every reasonable effort to perform its services within 15 days of submission of the financial statement and schedules to it and, in any case, as soon as practicable after such admission. The fees and expenses for the services of the Third Accounting Firm shall be shared equally by Buyer and Seller.

                      (iv) Seller agrees to permit Buyer,  Buyer's  Accountants, and their respective representatives, during normal business hours, to have reasonable access to, and to examine and make copies of, all books and records of Seller, including but not limited to the books, records, schedules, work papers and audit programs of Seller and Seller's Accountants and access to representatives of Seller's Accountants, which documents and access are necessary to review the financial statement and schedules delivered by Buyer in accordance with Section 3.2. In addition, Buyer's Accountants shall have the opportunity to observe the taking of the inventory in connection with the preparation of such balance sheet and schedule of loans in process. Seller similarly agrees to permit Buyer's Accountants and their respective representatives, during normal business hours, to have reasonable access to any books and records of

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               Seller  which do not  constitute  Purchased  Assets,  in order to enable them to prepare such balance sheet.

               (e) Final Base Payment Adjustment. Once the Base Payment and the Base Payment Adjustment are finally determined appropriate adjustments shall be made in payment of the Base Payment, as finally determined and additional funds paid by Buyer to Seller or funds returned by Seller to Buyer, as applicable plus, in each case, interest from the Closing Date to the date of payment at a rate equal to 8 1/4% per annum.

        3.3    Contingent Payment

               (a) Calculation. The Contingent Payment shall equal the excess of
(i) the "Final Value" (as defined below) over (ii) the Base Payment. The Final Value of the Seller at the Final Closing will be calculated at 7 times the average after-tax earnings of the division of Buyer constituting the continuation of the business of the Seller (the "AMR Division") for the 2 years ending on December 31, 1999. The Final Value will not be less than $0.00 but is not limited on the upside.

               (b) Adverse Change. In the event of an "Adverse Change" (as defined below) prior to the Final Closing, then in such event, the Final Value shall be calculated based on the AMR Division's having achieved its adjusted "Agreed Plan" for the 2 years ending on December 31, 1999 and not based on the actual results of that period. The term "Agreed Plan" shall mean the business plan for the AMR Division proposed by Harry Korotki and Marc Heyman ("AMR Management") and approved by Buyer and attached hereto as Schedule 3.3(b). The Agreed Plan may be modified thereafter by mutual consent of Buyer and AMR Management.

        The term "Adjusted Agreed Plan" shall mean the after-tax net income of the Post-Closing AMR Division as shown on the Agreed Plan multiplied by the percentage (which may be more than 100%) obtained by dividing (x) by (y) where:

               (x) is the total volume of retail and broker loan originations (loans closed in the name of the AMR Division) which have been actually completed from the Effective Time to the end of the calender month preceding the month during which occurs a declaration of an Adverse Change by the Shareholders, and

               (y) is the total volume of retail and broker loan originations (loans closed in the name of the AMR Division) which were projected to have been completed in the Agreed Plan from the Effective Time to the end of the calender month preceding the month during which occurs a declaration of an Adverse Change by the Shareholders.

        The declaration of an Adverse Change must be made by written notice to the Buyer executed by Shareholders and delivered to Buyer not later than thirty
(30) days following the occurrence of the Adverse Change.

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                                                               DRAFT OF 02/06/97

        An Adverse Change is any change in the following which is (w) not a response to any breach by AMR Management of its employment agreements with Buyer, (x) a result of an action or inaction of Buyer, (y) not cured within a reasonable time following notice thereof (describing the nature thereof), and
(z) material and adverse to the AMR transaction as to: (i) the ability of AMR Management to control or offer its product lines and product mix in a manner which is consistent with other products in the sub-prime mortgage industry from time to time, or in its authority to operate or control the AMR Division; (ii) a change in the funding by Buyer of the Agreed Plan; or (iii) a failure of Buyer to use commercially reasonably efforts to obtain and maintain all licenses as provided in the Agreed Plan.

        In the event that AMR Management is terminated for cause by Buyer, Buyer shall still be obligated to pay the Contingent Payment, but the Initial Final Value shall be calculated on the AMR Division's results up to to the date of said termination.

               (c) Payment. At Buyer's election, the Contingent Payment will be made either in immediately available funds or in common shares of Buyer (the "Exchange Shares") to be delivered at the Final Closing.

        If the Contingent Payment is to be made in Exchange Shares, then the number of Exchange Shares to be delivered to Seller for such Payment shall be calculated by dividing the Contingent Payment by the "Closing Value" of the Exchange Shares. The Closing Value shall be the average closing price of Buyer's common shares on the NASDAQ for the five trading days ending 3 business days before the Final Closing.

        The Final Closing will occur on or before February 28, 2000, with the Contingent Payment calculated as of the close of business on December 31, 1999. The Final Closing will be based on the parties best estimate of the final income and will be retroactively adjusted when final audited numbers are available.

        If Buyer elects to pay the Contingent Payment in Exchange Shares, such shares will be registered at Buyer's expense pursuant to the Securities Act of 1933 no later than 180 days following the Final Closing.

               (d) Accounting Matters. Sub-prime mortgage loans ("Loans") generated after the Closing in AMR Division will be treated for the purposes of calculating the Contingent Purchase Price as though they had been sold (servicing released) to Buyer by a separate entity at a purchase price and premium equal to the purchase price and premium being paid during the same time period by Buyer for similiar loans purchased from unrelated third parties selling in a similar volume to Buyer.

        In addition, for purposes of mortgage warehouse loan interest spreads, late payment fees, prepayment rebates and similar income and expenses, Loans will be treated as having been held by the AMR Division for one month following origination.

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                                                               DRAFT OF 02/06/97

        The expenses of the AMR Division after the Initial Closing will be the sum of (i) the actual expenses which are controlled by the direct management of the AMR Division, and (ii) other expenses which are not controlled by the direct management of the AMR Division (such as corporate G & A) only to the extent such amounts, including imputed interest, are not higher in the aggregate than the AMR Division could acquire such services on its own and are of a type and nature set forth in the Agreed Plan. Buyer will charge the AMR Division warehouse loan interest for a revelant period at a rate equal to the lower of (i) the rate which the Seller could obtain from unrelated third parties if the AMR Division were a stand-alone company or (ii) LIBOR plus 225 basis points.

        Ninety-five percent (95%) of all revenues of the AMR Division for the 2 years ending December 31, 1999 must arise from Direct Organizations.

               (e) Post-Closing AMR Division. For the purpose of the foregoing calculation, "AMR Division" shall mean the separate business unit of the Buyer comprised of the Purchased Assets and identifiable business operations and personnel acquired by Buyer from Seller pursuant to this Acquisition. The Buyer intends for the AMR Division to be a separate division or other separate business unit of Buyer (of its Affiliate) following the Closing. At Closing, Buyer shall enter into employment agreements with certain officers and managers of Seller, pursuant to Section 6.3 hereof, providing for them to manage the AMR Division, subject to normal oversight of responsibilities of the Buyer's Board of Directors and senior executives. The former Seller executives shall direct the day-to-day operations of the AMR Division, subject to an annual budget and business plan approved by the Buyer's Board of Directors and senior executives. Buyer shall separately track the performance of, and account for, the AMR Division as a separate profit and expense center and shall provide copies of such performance reports to Seller. The AMR Division shall bear an interest expense on the capital used to finance its warehouse mortgage loans at the rate set forth in clause (d) above. Therefore, the business operation of the AMR
Division will include future growth and development of the Business being acquired in this Acquisition, but not Buyer's other existing operations or future acquisitions by Buyer. Parties acknowledges that Buyer's other business units will compete with the AMR Division. The Seller's view of management controlled expenses is as set forth on Schedule 3.3(e).

        3.4    Prorations.

        The following prorations will be made as of the close of business on 1/31/97 and with Seller liable to the extent such items relate to any time period up to and including the Effective Time if not already taken into account on the Closing financial statements and Buyer liable to the extent such items relate to periods subsequent to the Effective Time.

               (a) Personal property taxes, real estate taxes and assessments, and other taxes, if any, on or with respect to the Purchased Assets; provided that special assessments for work actually

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                                                               DRAFT OF 02/06/97

commenced or levied prior to the date of this Agreement shall be paid by Seller and not from the Purchased Assets.

               (b) Rents, additional rents, taxes and other items payable by Seller under any lease, license, permit, contract or other agreement or arrangement to be assigned or assumed by Buyer.

               (c) The amount of rents, taxes and charges for sewer, water, fuel, telephone, electricity and other utilities; provided that if practicable, meter readings shall be taken at the Effective Time and the respective obligations of the parties determined in accordance with such readings.

               (d) All other items normally adjusted in connection with similar transactions.

        If the actual expense of any of the above items for the billing period within which the Effective Time falls is not known on the Closing Date, the proration shall be made based on the expense incurred in the previous billing period, for expenses billed less often than quarterly, and on the average expense incurred in the preceding three billing periods, for expenses billed quarterly or more often. Seller agrees to furnish Buyer with such documents and other records as shall be reasonably requested in order to confirm all proration calculations.

        The amount of all such items accrued but unpaid as of 1/31/97 shall remain a liability of and be paid by the Seller.

        3.5    Other Payments and Adjustments.

        The amount of wages and other renumeration due in respect of the periods to and including 1/31/97 to employees of Seller, the amount of bonuses due and unused vacation pay and any other employee benefits to such employees for all such periods shall remian a liability of, and be paid by Seller directly.

        3.6 Allocation of Purchase Price. The allocation of the Purchase Price shall be jointly approved by Buyer and Seller.

                                    ARTICLE 4

            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS

        Seller and Shareholders, jointly and severally, make the following representations and warranties to Buyer, each of which is true and correct on the date hereof, shall be unaffected by any investigations heretofore or hereafter made by Buyer, or any knowledge of Buyer other than as specifically disclosed in the Disclosure Schedule delivered to Buyer at the time of execution of this Agreement, and shall survive the Closing of the transactions provided for herein:

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                                                               DRAFT OF 02/06/97

        4.1    Organization

               (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with full corporate power and authority to carry on its business as now conducted, to own the properties and assets that it now owns, and to lease the properties and assets that it now leases, and is duly licensed and qualified to do business and is in good standing in each state or jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires such licensing or qualification.

               (b) Seller has heretofore delivered to Buyer accurate and complete copies of the articles of incorporation and by-laws of Seller, as in effect on the date thereof. Such articles and by-laws are in full force and effect, and have not been subsequently amended, and Seller is not in violation of any of the provisions thereof.

        4.2    Intentionally Omitted.

        4.3    Subsidiaries of the Seller; Nature of Business

        Seller does not own any equity interest, directly or indirectly, in any Subsidiary, except as set forth in Section 4.3 of the Schedule.

        4.4    Authority; No Violation

               (a) Seller and Shareholders have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by Seller and all Shareholders and, assuming this Agreement constitutes a valid and binding obligation of Buyer, constitutes a valid and binding obligation of Seller and Shareholders enforceable against Seller and Shareholders in accordance with its terms.

               (b) Neither the execution and delivery of this Agreement by Seller and Shareholders nor the consummation by Seller and Shareholders of the transactions contemplated hereby, nor compliance by Seller and Shareholders with any of the terms or provisions hereof, will, to the best knowledge of Seller,
(i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of Seller, (ii) violate any statute, code, ordinance, rule, Regulation, judgment, order, writ, decree or injunction applicable to Shareholders or Seller or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Encumbrance upon any of the respective properties or assets of Shareholders or Seller under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed or trust, license, lease, agreement or other instrument, or obligation to which Shareholders or Seller is a party, or by which Shareholders, Seller or any of their

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                                                               DRAFT OF 02/06/97

respective properties or assets may be bound or affected except for such violations, conflicts, breaches and defaults which either individually or in the aggregate would not have a Material Adverse Effect on Seller.

        4.5    Consents and Approvals

        Except as set forth in Section 4.5 of the Schedule, no consents, permits, authorizations or approvals of, or filings or registrations with, any governmental or regulatory authorities, government sponsored agencies or corporations or other third parties are necessary to be obtained or made by Shareholders or Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        4.6    Title to Purchased Assets

        Seller has good and marketable title to the Purchased Assets, free and clear of all Encumbrances, contracts, rights, options and assignments whatsoever (except pursuant to this Agreement). The documents selling, assigning, conveying and otherwise transferring from Seller to Buyer the Purchased Assets will grant and transfer to Buyer good and marketable title to the Purchased Assets, free and clear of all Encumbrances, contracts, rights, options and assignments whatsoever, except those created by Buyer and Encumbrances securing the Assumed Liabilities.

        4.7    Financial Statements

        Seller has previously delivered to Buyer copies of (i) the audited financial statements of Seller for each of the years in the three-year period ended December 31, 1995 (the "Audited Financial Statements", other than fiscal year 1994 which is unaudited), together with reports on all such audited financial statements by Seller's independent accountants, and (ii) the unaudited interim financial statements of Seller dated December 31, 1996 (the "Interim Financial Statements") (the Audited Financial Statements and the Interim Financial Statements are collectively referred to herein as the "Financial Statements"), copies of which are attached hereto as part of Schedule 4.7. The Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements and fairly present the financial position of Seller as of the respective dates thereof, the results of its operations and the changes in its financial position for the respective periods covered thereby. The Interim Financial Statements have been prepared from the books and records of Seller in accordance with the requirements of GAAP.

        4.8    Undisclosed Liabilities

        As of the date of this Agreement, and except as shown on Schedule 4.8, Seller does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, whether or not required to be shown on a balance sheet prepared in accordance with GAAP (collectively, "Liabilities"), except for (i) liabilities and obligations

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                                                               DRAFT OF 02/06/97

stated or adequately reserved against on the Balance Sheet dated December 31, 1996, and (ii) obligations to close Non-Conforming Mortgage Loans and Conforming Mortgage Loans for which commitments already have been made.

        4.9    No Material Adverse Change

        Since December 31, 1996, Seller has not suffered any Material Adverse Effect nor taken any of the actions specified in Section 4.37(a) - (r).

        4.10   Legal Proceedings

        Except as described in Schedule 4.10, neither Sellers, Seller nor any of Seller's directors or officers is party to any and there are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, nor to the best knowledge of Seller or Shareholders, threatened, against or affecting Seller or any of its respective assets or business or challenging the validity or propriety of the transactions contemplated by this Agreement. Seller is not subject to any order, judgment, injunction, rule or decree.

        4.11   Material Contracts

        Section 4.11 of the Schedule is a complete and accurate list of the following contracts, agreements, and other written or oral arrangements (or group of related written or oral arrangements) (hereinafter collectively referred to as "arrangements"), to which Seller is a party on the date hereof:

               (a) any arrangement with any employee, agent or independent contractors involved in the origination of mortgage loans for Seller;

               (b) any arrangement (including the lease of real or personal property from or to third parties) providing for lease payments in excess of $5,000 per annum or in excess of $10,000 for the remaining term of the arrangement;

               (c) any arrangement in which Seller is participating as a general partner or joint venturer;

               (d) any arrangement which shall survive the Closing under which Seller has creat ed, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness for borrowed money (including capitalized lease obligations) involving more than $5,000;

               (e) any arrangement concerning confidentiality or noncompetition;

               (f) any arrangement between any Shareholder and Seller or any of the Affiliates;

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                                                               DRAFT OF 02/06/97

               (g) any arrangement pursuant to which Seller or any Shareholder has promised to pay, or loan any amount to, or sold, transferred or leased any property or assets to or from, any Person in their capacity as an officer, director or other employee of Seller;

               (h) any arrangement requiring Seller to pay severance or similar payments as a result of the transactions contemplated hereby;

               (i) any other arrangement which will survive the Closing not entered into in the ordinary course of business; or

               (j)    any power of attorney or similar arrangement.

        Seller has delivered to Buyer a correct and complete copy of each written arrangement listed in Section 4.11 of the Schedule. With respect to each arrangement so listed, to the best of Seller's knowledge: (A) the arrangement is in full force and effect; (B) neither Shareholders nor Seller is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default by Shareholders or Seller, or permit termination, modification, or acceleration against Shareholders or Seller under the arrangement applicable to it; (C) neither Shareholders nor Seller has repudiated or waived any material provision of any such arrangement; and (D) no other party to any such arrangement is in default in any respect thereunder. With respect to any lease disclosed pursuant to this Section 4.11, all rents and other amounts currently due thereunder have been paid; no waiver or indulgence or postponement of any obligation thereunder has been granted by any lessor or sublessor; and Seller has not received any notice that it has breached any term, condition or covenant.

        4.12   Taxes

               (a) Seller or its shareholders has (i) duly filed (or there has been duly filed on its behalf) with the appropriate federal, state, local and foreign taxing authorities all Tax Returns required to be filed by or with respect to Seller, and such Tax Returns are true, correct and complete in all respects, and (ii) paid in full on a timely basis (or there has been paid on its behalf) all Taxes shown to be due on such Tax Returns. The provision for current Taxes on each of the Financial Statements and the Closing Balance Sheet is or will be adequate for the payment of all accrued but unpaid Taxes of the Seller through the date thereof.

               (b) Neither Seller nor any Affiliate thereof has received any notice of a deficiency or assessment with respect to taxes of Seller from any federal, state, local or foreign taxing authority which has not been fully paid or finally settled; there are no ongoing audits or examinations of any Tax Return which includes Seller and no notice of audit or examination of any such Tax Return has been received; Seller has not given and there has not been given on its behalf a waiver or extension of any statute of limitations relating to the payment of Taxes; and no issue has been raised in writing on audit or in any other proceeding with respect to Taxes of Seller by any federal, state, local or

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                                                               DRAFT OF 02/06/97

foreign taxing authority which, if resolved against Seller, would have a Material Adverse Effect on Seller.

               (c) Seller has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Seller has not made any payments, is not obligated to make any payments, and is not a party to any contract, agreement or other arrangement that could obligate it to make any payments that would not be deductible under Section 280G of the Code. Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of
Section 6661 (or its successor, Section 6662) of the Code.

               (d) For purposes of this Agreement "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, gains, withholding, ad valorem, social security or other taxes, including any interest, penalties or additions attributable to Taxes.

               (e) For purposes of this Agreement, "Tax Return" shall mean any return, report or information return required to be filed with any taxing authority with respect to Taxes.

               (f) After the Closing, Shareholders shall bear responsibility for and pay the reasonable costs and expenses relating to the preparation of any Tax Return relating to any period before the Closing Date and shall pay, or reimburse Seller for the payment of, any Taxes relating to any period before the Closing Date.

        4.13   ERISA

               (a) Section 4.13(a) of the Schedule contains a true and complete list of each employee benefit, compensation or welfare benefit plan, program or agreement maintained or contributed to or required to be contributed to by Seller (the "Plans"). Seller has no formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any employee or terminated employee of Seller.

               (b) With respect to each of the Plans, Seller has heretofore delivered to Buyer true and complete copies of each of the following documents:
(i) each Plan and related trust,  if any,  (including  all amendments  thereto);
(ii) annual report and actuarial report, if required to be filed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the last two (2) years and the latest financial statement, if any, for each such Plan; (iii) the most recent summary plan description, together with each summary of material modifications, required under ERISA; and (iv) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Section 401 of the Code.

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                                                               DRAFT OF 02/06/97

               (c) All required contributions have been, or will be, made with respect to each Plan on or prior to the Closing Date or will be properly recorded on the Closing Balance Sheet.

               (d) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code and each of the Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified.

               (e) Except as set forth in Section 4.13(e) of the Schedule, no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service (other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (C) deferred compensation benefits accrued as liabilities on the books of Seller or
(D) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

               (f) There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

               (g) The consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) (A) entitle any current or former employee of Seller to severance pay, employment compensation or any other payment, benefit or award or (B) accelerate or modify the time of payment or vesting, or increase the amount of any benefit, award or compensation due any such employee.

        4.14   Ownership of Property

        Seller has good and valid title to all Purchased Assets and properties, whether real or personal, tangible or intangible, and all other assets and properties reflected in its balance sheet as of December 31, 1996, or acquired subsequent thereto, subject to no Encumbrances, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) liens and encumbrances on, and rights of redemptions with respect to, foreclosed real estate, and (iv) such Encumbrances that do not in the aggregate materially detract from the value or interfere with the use or operations of the assets and properties subject thereto. Seller as lessee has the right under valid and subsisting leases to occupy, use, possess and control all property leased by Seller, as presently occupied, used, possessed and controlled by Seller. The properties and assets owned or leased by Seller are adequate for the conduct of the current business of Seller. Giving effect to the transactions contemplated by this Agreement, Buyer shall have all assets, personnel and property necessary and proper to conduct Seller's business consistent with historical practice, subject to Buyer securing appropriate licenses and regulatory approvals to the extent necessary.

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        4.15   Environmental Protection

        Seller has not received from any source with respect to any property ("Operating Property") that it owns (including as a trustee), leases, or actively participates in the management of, any Environmental Claim to the effect that Seller, or any Operating Property or Loan Property, or any predecessor is not in compliance with all environmental or health laws, rules, Regulations, standards and requirements relating to pollution (including the discharge of materials into the environment or indoors) or protection of the environment, including common law ("Environmental Laws"), nor any requests for information which could result in or help provide a basis for any Environmental Claim, nor are there any facts which could reasonably be expected to form the basis of an Environmental Claim against Seller. All environmental audits, analyses, or surveys of any Operating Property or Loan Property which have been submitted to or by Seller are identified in Section 4.15 of the Schedule, and copies of such audits, analyses, surveys or other documents have been made available to Buyer. Seller has not owned, managed, supervised or participated in the management of any com mercial real property.

        4.16   Brokers and Finders

        Neither Shareholders nor Seller, nor any of Seller's officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated hereby, except for legal, accounting and other professional fees payable by Seller or Shareholders in connection with the Acquisition. Shareholders shall cause all legal, accounting and other professional fees and expenses of Seller related to this transaction to be paid by Seller prior to Closing.

        4.17   Insurance

        Seller is insured with reputable insurers against such risks and in such amounts normally in sured against by companies of the same type and in the same line of business. All of the insurance policies, binders or bonds maintained by Seller are in full force and effect; Seller is not in default thereunder; all claims thereunder have been filed in due and timely fashion; and all such policies, binders and bonds will remain in full force and effect after the Closing Date unless affected by the transactions contemplated hereby until their respective expiration dates, as set forth on Schedule 4.17.

        4.18   Intentionally Omitted.

        4.19   Intentionally Omitted.

        4.20   Intentionally Omitted.

        4.21   Intentionally Omitted.

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                                                               DRAFT OF 02/06/97

        4.22   No Recourse.

               Except as set forth in Section 4.22 of the Schedule, Seller is not a party to (A) any agreement or arrangement with (or otherwise obligated to) any Person, including an Investor or insurer, to repurchase from any such Person any Mortgage Loan and mortgaged property serviced for others or any mortgage loan sold by Seller with servicing released ("Servicing Released Loans"), or (B) any agreement, arrangement or understanding to reimburse, indemnify or hold harmless any Person or otherwise assume any liability with respect to any Loss suffered or incurred as a result of any default under or the foreclosure or sale of any such Mortgage Loan or mortgage property or Servicing Released Loans, except insofar as (i) such recourse is based upon breach by Seller of a customary representation, warranty or undertaking, or (ii) Seller incurs expenses such as legal fees in excess of the reimbursement limits, if any, set forth in the applicable Mortgage Servicing Agreement.

        4.23   Intentionally Omitted.

        4.24   Intentionally Omitted.

        4.25   Investment Commitments.

        Set forth in Section 4.25 of the Schedule is a complete and correct list of each Investor Commitment of to which Seller was a party on December 31. 1996. Shareholders have made available to Buyer complete and correct copies of all Investor Commitments in effect on such date. Each Investor Commitment constitutes valid and binding obligations of the parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Seller shall retain all Investor Commitments as of the Closing Date.

        4.26   Intentionally Omitted.

        4.27   Intentionally Omitted.

        4.28   Data Processing

        To the best of Seller's knowledge, Seller has good and valid title or valid license to the data processing software (including documentation, user manuals, upgrades and current releases, etc.), currently used by it, and the data processing system (software and hardware), used to support Seller's business is operating in the intended manner.

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        4.29   Inquiries

        Section 4.29 of the Schedule contains a true and correct list of all of the audits, investigations, complaints and inquiries of Seller by an Agency, HUD, an Investor, or a private mortgage insurer since June 30, 1995, the result of which audits and investigations claimed a material failure to comply with applicable Regulations, resulted in a repurchase of Mortgage Loans by Seller, resulted in indemnification by Seller in connection with the Mortgage Loans, resulted in rescission of an insurance or guaranty contract or agreement, or resulted in payment of a penalty to a Agency, HUD, an Investor or a private mortgage insurer, and like adverse findings. Except for customary ongoing quality control reviews, no such audit or investigation (each an "Inquiry") is pending or threatened. Sellers have made available to Buyer copies of all written reports and materials received in connection with such audits, investigations, complaints and inquiries.

        4.30   Representations

        No breach or violation of any representation, warranty or covenant exists which individually, or collectively, would have a Material Adverse Effect on Seller or any Purchased Assets with respect to any Mortgage Loans, the ownership of which has been transferred by Seller to any Person.

        4.31   Advances

        Except as set forth in Section 4.31 of the Schedule, there are no pooling, participation, servicing or other agreements to which Seller is a party which obligate it to make servicing advances with respect to defaulted or delinquent Mortgage Loans other than as provided in GNMA pooling and servicing agreements.

        4.32   Pools

        Except as set forth in Section 4.32 of the Schedule, all Pools serviced by Seller have been certified and, if required, re-certified. With respect to any Pools serviced by Seller which have not been fully certified, Seller has notified the custodian with respect thereto of all deficiencies, and such custodian has so notified the applicable Investor or Investor Program.

        4.33   Commercial Mortgages

        Seller has never taken title to any commercial mortgage loan. Seller has never foreclosed on any commercial property securing any commercial mortgage loan in its own name, is not required under any Mortgage Servicing Agreement to foreclose on any commercial property securing any commercial mortgage loans in default in its own name and has never taken title to any commercial property securing any commercial mortgage loan.

        4.34   No Tax-Sharing Agreements

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                                                               DRAFT OF 02/06/97

        Seller is not a party to any tax sharing agreement or similar arrangement.

        4.35   No Intercompany Accounts

        Seller has no intercompany accounts.

        4.36   Seller Employees

        To the best of Sellers' knowledge, each employee of Seller will accept Buyer's offer of employment after the Closing Date. Seller has no agreements, policies, practices or understandings (written or oral) concerning Seller employee bonus programs, employee incentive plans or employee benefit plans except as set forth in Section 4.13(a) of the Schedule. A complete list of Seller's employees is set forth in Section 4.36 of the Schedule.

        4.37   Conduct Prior to Closing

        Within the one (1) month prior to the Closing Date or on the Closing Date, except as set forth in Section 4.37 of the Schedule, Seller has conducted its business only in the ordinary course, and Seller has not:

               (a) issued, sold or delivered any shares of its capital stock or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock;

               (b)  effected  any  recapitalization,   reclassification,   stock
dividend, stock split or like change in capitalization;

               (c)    amended its articles of incorporation or by-laws;

               (d) merged or consolidated with, or, except as a result of foreclosure or repossession in the ordinary course of its mortgage banking business, acquired substantially all of the assets of, any other entity;

               (e) sold, transferred, leased or encumbered a material amount of assets (other than Excluded Assets) except in the ordinary course of business;

               (f) materially altered or varied its methods or policies of (i) underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service, its Mortgage Loans, (ii) hedged (which term includes both buying futures and forward commitments from financial institutions) its mortgage loan positions or commitments, and (iii) obtained financing and credit;

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                                                               DRAFT OF 02/06/97

               (g) granted to any director, officer, employee or consultant any material increase in compensation or benefits (other than as may be required under the terms of written agreements in effect on the date hereof and other than normal increases made in the ordinary course of business to officers or employees in accordance with customary past practices and policies);

               (h) granted any severance or termination pay (other than as may be required under the terms of written agreements in effect on the date hereof) to, or entered into or amended any employment or severance agreement with, any person, other than termination pay paid in the ordinary course of business to officers or employees in accordance with customary past practices and policies;

               (i) adopted any new or amended any existing director, officer or employee benefit plans (including, without limitation, profit sharing, bonus, director and officer incentive compensation, retirement, medical, hospitalization, life or other insurance plans, arrangements and commitments) or any trust agreement relating thereto;

               (j) incurred any debt other than in the ordinary course of business in amounts consistent with past practice;

               (k) made any change in accounting principles or methods from those currently employed, except as required by GAAP or by applicable regulatory requirements;

               (l) granted any mortgage or security interest in, or made any pledge of, or permitted any lien or encumbrance to be placed on, any of its assets or properties other than in the ordinary course of business consistent with past practice;

               (m) canceled, waived, released or compromised any material debt or claim, other than upon payment in full;

               (n) failed to maintain in full force and effect all existing insurance policies and fidelity bonds;

               (o) taken any action, or failed to take any action, that would result in a breach or violation of the representations and warranties of Sellers contained in this Agreement or caused any condition to the transactions contemplated hereby not to be satisfied;

               (p) accelerated, terminated, modified or canceled any material contract, lease, or license to which Seller is a party;

               (q)  entered  into  any   employment  or  collective   bargaining
agreement,   or  modified  any  existing  employment  or  collective  bargaining agreement; and

               (r) agreed to do any of the  foregoing  included  in (a)  through
(q).

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                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer makes the following representations and warranties to Seller and Shareholders, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Seller or any notice to Seller, and shall survive the closing of the transactions provided for herein.

        5.1    Organization

        Buyer is a corporation duly organized and in good standing under the laws of the State of Florida. Buyer has the corporate power and authority to own or lease all of its properties and to carry on its business as it is now being conducted.

        5.2    Authority; No Violation

               (a) Buyer has full  corporate  power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof and no other corporate proceedings on the part of Buyer are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement constitutes a valid and binding agreement of Seller, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.)

               (b) Neither the execution and delivery of this Agreement nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the terms or provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of Buyer, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its properties or assets, or (iii) subject to obtaining or making the consents, permits, authorizations, approvals, filings and registrations set forth in Section 5.2 of the Buyer Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Encumbrance upon any of the properties or assets of Buyer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party, or by which its properties or assets may be bound or affected except for such violations, conflicts, breaches or defaults which either individually or in the aggregate would not

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                                                               DRAFT OF 02/06/97

have a Material Adverse Effect on Buyer. Notwithstanding the foregoing, the representations and warranties in this subsection (b) shall not relate to or cover any consents, approvals, filings or registrations, if any, arising from the regulated nature of Seller or made applicable to Buyer by virtue of Seller or Buyer's acquisition of the Purchased Assets and business of Seller or such regulations governing Seller and the mortgage banking industry as a result of Buyer's purchase of the Purchased Assets.

        5.3    Brokers and Finders

        Neither Buyer nor any of its officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated hereby, except for legal, accounting and other professional fees payable in connection with the Acquisition.

        5.4    Buyer's Review of Seller's Schedules

        Buyer acknowledges that it has reviewed the Seller's schedules attached to this Agreement. The Buyer is satisfied with the form and format of such schedules and accepts the matters accurately disclosed therein; provided that this representation shall not constitute a release or waiver of Buyer's claims and causes of action arising from misstatements, errors and omissions contained in Buyer's schedules.

                                    ARTICLE 6

                                    COVENANTS

        6.1    Filings and Consent

         The parties hereto agree that they will consult with each other with respect to the obtaining of all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein.

               (a) Sellers and Buyer shall promptly furnish each other with copies of written communications received by Shareholders, Seller or Buyer, as the case may be, or delivered by any of them, of any governmental body, Agency, Investor or private mortgage insurer in respect of the transactions contemplated hereby.

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        6.2    Press Releases

        Seller and Buyer shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to the Agreement or the transactions contemplated hereby; provided, however, prior to the consummation of the Acquisition, no party hereto shall make any public announcement or disclosure with respect to the transactions contemplated hereby without the prior approval of the other parties, except where disclosure is required by law. The parties anticipate issuing a press release relating to the acquisition upon execution of this Agreement.

        6.3    Employment Agreements

        Buyer shall enter into Employment Agreements with the Executives to serve as executive officers of the Post-Closing Seller Business Unit, or of Buyer or an affiliate of Buyer, in the form attached hereto as Exhibit 6.3.

        6.4    Marketing of Competing Products

        Shareholders and Seller acknowledge that Buyer markets products that directly compete with Seller's products, and after closing Seller's other business units will market products which directly compete with the AMR Division.

        6.5    Intentionally Omitted.

                                    ARTICLE 7

                  FURTHER COVENANTS OF SELLER AND SHAREHOLDERS

        Seller and Shareholders covenant and agree as follows:

        7.1 Access to  Information  and Records.  During the period prior to the
Closing:

               (a) Seller shall, and shall cause its officers, employees, agents, independent accountants and advisors to, furnish to Buyer, its officers, employees, agents, independent accountants and advisors, at reasonable times and places, all information in their possession concerning Seller as may be requested, and give such persons access to all of the properties, books, records, contracts and other documents of or pertaining to Seller that Seller or its officers, employees, agents, independent accountants or advisors shall have in their custody.

               (b) With the prior consent of Seller in each instance (which consent shall not be unreasonably withheld), Buyer and its officers, employees, agents, independent accountants

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                                                               DRAFT OF 02/06/97

        and advisors, shall have access to vendors, customers, and others having business dealings with Seller for the purpose of performing Buyer's due diligence investigation.

        7.2 Bank Accounts. Not less than ten (10) days prior to the Closing, Seller shall provide to Buyer a list of each bank in which Seller has an account or safe deposit box, the name and number of each such account or box and the names of all persons authorized to draw thereon or who have access thereto, with the amounts they are authorized to draw.

        7.3 Conduct of Business Pending the Closing. From the date hereof until the Closing, except as otherwise approved in writing in advance by the Buyer (which approval shall not be unreasonably withheld):

               (a) No Changes. Seller will carry on its business diligently and in the same manner as heretofore and will not make or institute any changes in its methods of purchase, sale, management, accounting or operation.

               (b) Maintain Organization. Seller will take such action as may be necessary to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of Seller and will use its best efforts to preserve the business organization of Seller intact, to keep available to Buyer the present officers and employees, and to preserve for Buyer its present relationships with suppliers and customers and others having business relationships with Seller.

               (c) No Breach. Seller and Shareholders will not do or omit any act, or permit any omission to act, which may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by Seller and/or the Shareholders herein, or which would have required disclosure on
        Schedule 4.37 had it occurred after December 31, 1996 and prior to the date of this Agreement.

               (d) No Material Contracts. No contract or commitment will be entered into, and no purchase of raw materials or supplies and no sale of goods or services (real, personal, or mixed, tangible or intangible) will be made, by or on behalf of Seller, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice, are not material to the Seller (individually or in the aggregate) and would not have been required to be disclosed in the Disclosure Schedule had they been in existence on the date of this Agreement.

               (e) No Corporate Changes. Seller shall not amend its Articles of Incorporation or By-laws or make any changes in authorized or issued capital stock.

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               (f)  Maintenance  of Insurance.  Seller shall maintain all of the insurance in effect as of the date hereof and shall procure such additional insurance as shall be reasonably requested by Buyer.

               (g) Maintenance of Property. Seller shall use, operate, maintain and repair all property of Seller in a normal business manner.

               (h) Interim Financials. Seller will provide Buyer with interim monthly financial statements and other management reports as and when they are available.

               (i) No Negotiations. Neither Seller nor any Shareholder will directly or indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of Seller, Seller's assets or business or any part thereof or any equity securities of Seller (an "acquisition proposal"), and Seller and Shareholders shall immediately advise Buyer of the receipt of any acquisition proposal.

        7.4 Change of Corporate Name. Upon request by Buyer after the Closing, Seller shall change its corporate name to a new name bearing no resemblance to its present name so as to permit the use of its present name by Buyer.

        7.5 Consents. Seller and Shareholders will use all reasonable efforts prior to Closing to obtain all consents necessary for the consummation of the transactions contemplated hereby.

        7.6 Other Action. Seller and Shareholders shall use their best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the parties' obligations to consummate the transactions contemplated in this Agreement.

        7.7 Disclosure. Seller and Shareholders shall have a continuing obligation to promptly notify Buyer in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule, but no such disclosure shall cure any breach of any representation or warranty which is inaccurate.

        7.8 Retirement Plan. Seller and Shareholders shall take all actions that are necessary to terminate Seller's retirement plan as soon as possible after Closing and Seller and Shareholders shall indemnify and hold Buyer harmless from any liabilities in respect thereof.

                                    ARTICLE 8

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                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

        Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:

        8.1 Representations and Warranties True on the Closing Date. Each of the representations and warranties made by Seller and Shareholders in this Agreement, and the statements contained in the Disclosure Schedule or in any instrument, list, certificate or writing delivered by Seller pursuant to this Agreement, shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer.

        8.2 Compliance With Agreement. Seller and Shareholders shall have in all material respects performed and complied with all of their agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, including the delivery of the closing documents specified in Section 10.1.

        8.3 Absence of Litigation. No Litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against Buyer, Seller or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby.

        8.4 Consents and Approvals. All approvals, consents and waivers that Buyer and Seller anticipate are required to effect the transactions contemplated hereby shall have been received.

                                    ARTICLE 9

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

        Each and every obligation of Seller and Shareholders to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

        9.1 Representations and Warranties True on the Closing Date. Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

        9.2 Compliance With Agreement. Buyer shall have in all material respects performed and complied with all of Buyer's agreements and obligations under this Agreement which are to be

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                                                               DRAFT OF 02/06/97

performed or complied with by Buyer prior to or on the Closing Date, including the delivery of the closing documents specified in Section 10.1.

        9.3 Absence of Litigation. No Litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against Buyer, Seller or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby; provided that the obligations of Seller shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, proceeding or investigation Seller will be unable to retain substantially all the consideration to which it is entitled under this Agreement.

                                   ARTICLE 10

                                     CLOSING

        The closing of this transaction ("the Closing") shall take place at the offices of Buyer's attorneys in Jacksonville, Florida at such time and place as the parties hereto shall agree upon after the satisfaction of the conditions to closing. Such date is referred to in this Agreement as the "Closing Date". Regardless of the Closing Date, the transaction shall be deemed to have occurred for all purposes as of the Effective Time and the parties shall cooperate to treat the transaction as having occurred as of the Effective Time.

        10.1 Documents to be Delivered by Seller and Shareholders. At the Closing, Seller and Shareholders shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

               (a) Bills of Sale. Bills of sale and such other instruments of assignment, transfer, conveyance and endorsement as will be sufficient in the opinion of Buyer and its counsel to transfer, assign, convey and deliver to Buyer the Purchased Assets as contemplated hereby.

               (b) Compliance Certificate. A certificate signed on behalf of Seller that each of the representations and warranties made by Seller and Shareholders in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that Seller and Shareholders have performed and complied with all of Seller's and Shareholders' obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

               (c) Opinion of Counsel. A written opinion of counsel to Seller and Shareholders, dated as of the Closing Date, addressed to Buyer, substantially in the form of Exhibit 10.1(c).

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                                                               DRAFT OF 02/06/97

               (d) Employment Agreements. The Employment Agreements with the Executives, duly executed by the Executives.

               (e) Intentionally Omitted.

               (f) Intentionally Omitted.

               (g) Leases. The Lease Assignment and Assumption Agreements duly executed by Seller.

               (h) Intentionally Omitted.

               (i) Other Documents. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

        10.2 Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver to Seller the following documents, in each case duly executed or otherwise in proper form:

               (a) Assumption of Liabilities. Such undertakings and instruments of assumption as will be reasonably sufficient in the opinion of Seller and its counsel to evidence the assumption of Assumed Liabilities as provided for in Article 2.

               (b) Compliance Certificate. A certificate signed on behalf of Buyer that the representations and warranties made by Buyer in this Agreement are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Seller), and that Buyer has performed and complied with all of Buyer's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

               (c) Employment Agreements. The Employment Agreements referred to in Section 6.3 duly executed by the persons referred to in such Section.

               (d) Leases. Assignment and Assumption Agreements in respect of the Leases for Seller's offices and personal property, duly executed by Buyer.

               (e) Other Documents. All other documents, instruments or writings required to be delivered to Seller at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Seller may reasonably request.

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                                                               DRAFT OF 02/06/97

                                   ARTICLE 11

                                   TERMINATION

        11.1 Right of Termination. This Agreement may be terminated without further liability of any party at any time prior to the Closing:

               (a)  by mutual written agreement of Buyer and Seller, or

               (b) by either Buyer or Seller if the Closing shall not have occurred on or before February 10, 1997.

                                   ARTICLE 12

                                 INDEMNIFICATION

        12.1   Indemnification

               (a) From and after the Closing Date, Shareholders and Sellers shall indemnify and hold harmless, Buyer and each of its Affiliates from and against any and all Losses which any of them may suffer, incur or sustain arising out of or attributable to (whether or not arising out of third party claims) (i) any breach of any covenant, representation or warranty made by Shareholders and/or Sellers pursuant to this Agreement, and (ii) any claim or liability (other than payment of benefits in the ordinary course), tax, penalty asserted, legal action or administrative proceeding resulting from or arising in connection with any Plan or Single Employer Plan that was accrued or incurred prior to the Closing Date.

               (b) From and after the Closing Date, Buyer shall indemnify and hold harmless Seller from and against any and all Losses which it may suffer, incur or sustain arising out of any breach of any representation, warranty or covenant to be performed by Buyer pursuant to this Agreement.

               (c) From and after the Closing Date, Seller and Shareholders shall indemnify and hold Buyer and its affiliates harmless against, and agree to pay, any and all expenses, costs or losses relating to the operation of Seller prior to Closing.

               (c) If any third party makes a claim for which an indemnifying party under this Section 12.1 ("Indemnified Party") seeks indemnity from the indemnifying party ("Indemnitor"), the Indemnified Party shall as soon as practicable notify Indemnitor of the details of the claim ("Claim Notice").

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                                                               DRAFT OF 02/06/97

               After receiving a Claim Notice, Indemnitor may elect, by written notice to the Indemnified Party, to assume the defense of such claim by using counsel selected by Indemnitor, acting reasonably. If Indemnitor assumes such defense and admits that the claim is subject to the Indemnitor's indemnity obligations, then (i) the claim shall be deemed to be a claim indemnified by the Indemnitor; (ii) the Indemnified Party may, at its election, participate in the defense of the claim, but Indemnitor will have no obligation to pay for any defense costs including attorneys' fees of the Indemnified Party after Indemnitor assumes the defense of the claim; and (iii) Indemnitor will have the right, without cost to Indemnified Party, to compromise and settle the claim on any basis believed reasonable, in good faith, by Indemnitor, and Indemnified Party shall be bound thereby, provided that Indemnitor can reasonably demonstrate the financial resources to perform under the terms of the proposed Settlement.

               After receiving a Claim Notice, if Indemnitor either does not assume the defense thereof, or does so under a reservation of rights without admitting that the claim is subject to the Indemnitor's indemnity obligations, then: (i) the claim shall not be deemed to be a claim indemnified by the Indemnitor and neither party shall have waived any rights to assert that the claim is or is not properly a claim subject to the Indemnitor's indemnity obligations; (ii) both Indemnitor and Indemnified Party may, at their individual election, participate in the defense of such claim but Indemnitor will remain responsible for the costs of defense, including reasonable attorneys' fees of the Indemnified Party should the claim ultimately be determine to be subject to Indemnitor's indemnity obligation; and (iii) the Indemnified Party shall have the right to compromise and settle the claim on any basis believed reasonable, in good faith, by the Indemnified Party, and the Indemnitor will be bound thereby should the claim ultimately be determined to be subject to Indemnitor's indemnity obligation.

               (d) Notwithstanding anything to the contrary anywhere in this Agreement, (i) Seller and Shareholders' maximum aggregate liability arising out of this Agreement and the Acquisition shall be the Purchase Price except for claims based on intentional fraud of Seller and/or the Shareholders; (ii) Seller and Shareholders shall have no liability for any claim which is not presented to them in writing within three years following the date of this Agreement; (iii) Seller and Shareholders shall be jointly and severally liable for all indemnification relating to claims presented in writing.

                                   ARTICLE 13

                             POST-CLOSING COVENANTS

        13.1   Personnel Matters

        After the Closing Date, except for the Executives, each employee of Seller will continue to be employed by Buyer on terms that are comparable to the employment terms, compensation and benefits provided by Seller immediately prior to the Closing.

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        13.2   Shareholder Cooperation

        Shareholders shall encourage Seller employees to accept employment with Buyer.

                                   ARTICLE 14

                                   AMENDMENTS

        14.1   Amendment, Extension and Waiver

        Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, Sellers and Buyer may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE 15

                                  MISCELLANEOUS

        15.1   Survival

        The representations and warranties set forth herein shall survive the Closing.

        15.2   Expenses

        Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

        15.3   Entire Agreement

        This Agreement, including the documents, schedules and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter.

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                                                               DRAFT OF 02/06/97

        15.4   Parties in Interest

        The Agreement shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any other person or entity, any rights, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

        15.5   Assignment

        No party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other parties provided, however, Buyer may assign its rights and obligations hereunder to any one or more of its Affiliates (whether existing on the date hereof or hereafter created).

        15.6   Setoff

        The Buyer shall have the right to setoff against the Purchase Price (including the Contingent Payment) and the Exchange Shares (including Exchange Shares after they have been transferred by Seller to Shareholders as part of Seller's liquidation) for any damages for any breach of Shareholders' or Seller's representations, warranties or covenants. This shall not limit any of Buyer's other remedies under this Agreement, at law or in equity.

        15.7   Notices

        All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested), or by overnight courier, cable, telegram or telex addressed as follows:

               (a)    If to Seller to:

                      ______________________
                      ______________________
                      ______________________
                      ______________________

                      cc:

                      ______________________
                      ______________________
                      ______________________
                      ______________________

               (b)    If to Buyer to:

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                                                               DRAFT OF 02/06/97

                      Mr. George Nicholas
                      Industry Mortgage Company
                      3450 Buschwood Park Dr., Suite 250
                      Tampa, FL  33618
                      Facsimile:  (813) 935-0227

                      cc:

                      Mitchell W. Legler, P.A.
                      1 Independent Drive
                      Jacksonville, FL 32202
                      Facsimile: (904) 791-9333

        15.8   Captions

        The table of contents and captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

        15.9   Counterparts

        This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement. Executed counterparts which are transmitted by facsimile are intended to be binding and enforceable.

        15.10  Governing Law

        This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of conflict of laws thereof.

        15.11  No Third Party Beneficiaries

        There are no third party beneficiaries and no third party shall have any rights or remedies under this Agreement.

        IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first above written.


                                    IMC MORTGAGE COMPANY



                                    By:_________________________________________
                                    Title: _____________________________________



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                                                               DRAFT OF 02/06/97

                                    AMERICAN MORTGAGE REDUCTION, INC.



                                    By:_________________________________________
                                    Title: _____________________________________



                                    ____________________________________________
                                    HARRY KOROTKI



                                    ____________________________________________
                                    MARC HEYMAN


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